Ex.-21.1

LSB INDUSTRIES, INC.
SUBSIDIARY LISTING
As of March 22, 2002

LSB INDUSTRIES, INC. (Direct subsidiaries in bold italics)

                Prime Financial Corporation
                            Prime Holdings Corporation
                            Northwest Capital Corporation
                            ClimaChem, Inc. (5% stock ownership)

                LSB Holdings, Inc.
                            LSB-Europa Limited
                            LSB International Sales Corp.
                            Summit Machine Tool Inc. Corp.
                                        Crystal City Nitrogen Company
                            L&S Automotive Technologies, Inc.
                            Climatex, Inc.
                            Climate Master International Limited
                            Cherokee Nitrogen Company

                ClimateCraft Technologies, Inc.

                LSA Technologies Inc.

 INDUSTRIAL PRODUCTS BUSINESS

                 Summit Machine Tool Manufacturing Corp.
                            Summit Machinery Company
                                        Tower Land Development Corp.
                                        Clipmate Corporation (20% held by Waldock and Starrett)
                                        Pryor Plant Chemical Company

                Hercules Energy Mfg. Corporation